CEREGENE, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

January 10, 2001

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Agreement is made as of January 10, 2001, by and between Ceregene, Inc., a Delaware corporation (the "Company"), Cell Genesys, Inc., a Delaware corporation ("Cell Genesys"), Donald Pearce Shiley as Trustee of The Shiley Family Trust (Trust B) dtd July 14, 1972 ("Shiley Family Trust") and Morgan Stanley Dean Witter Custodian for Ira M. Lechner IRA Rollover 7-30-98 ("Lechner IRA") (Cell Genesys, Shiley Family Trust and Lechner IRA collectively referred to herein as the "Purchasers", and individually as a "Purchaser").

RECITALS

WHEREAS, 6,081,146 shares of the Company's Series A Preferred Stock will be issued to the Purchasers, in aggregate, in exchange for cash and other property pursuant to the terms of this Agreement;

WHEREAS, all the shareholders (the "NGT Shareholders") of Neurologic Gene Therapeutics, Inc., a California corporation ("NGT"), will simultaneously herewith exchange all of their NGT shares (the "NGT Shares") for shares of the Company's Common Stock;

WHEREAS, it is intended that the issuance of the Company's Series A Preferred Stock to the Purchasers in exchange for cash and other property transferred to the Company, and the issuance of the Company's Common Stock to the NGT Shareholders in exchange for the NGT Shares, taken together, will qualify under the tax-free exchange provision of Section 351 of the Internal Revenue Code (the "Code").

NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, the Company and Purchaser agree as follows:

SECTION 1
Authorization and Issuance of the Shares

  Authorization of the Shares.

    The Company has authorized the sale and issuance of up to 6,081,146 shares of its Series A Preferred Stock (the "Series A Preferred"), having the rights, restrictions, privileges and preferences as set forth in the Company's Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Restated Certificate").

  Issuance of the Shares.

    Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to the Purchasers, and the Purchasers will purchase severally, and not jointly, the following number of shares of Series A Preferred (the "Shares"):

    5,907,535 shares of its Series A Preferred to Cell Genesys in exchange for $10,000,000 cash and certain other property described in the Technology Transfer Agreement attached hereto as Exhibit B (the "Technology Transfer Agreement"), which cash and property have an aggregate fair market value equal to the value of the Shares issued to Cell Genesys hereunder, as determined in good faith by the Company's Board of Directors;
    156,250 shares of its Series A Preferred to Shiley Family Trust in exchange for $346,815 cash and the transfer of Subordinated Convertible Notes issued by NGT and held by Shiley Family Trust, which cash and property have an aggregate fair market value equal to the value of the Shares issued to Shiley Family Trust hereunder, as determined in good faith by the Company's Board of Directors; and
    17,361 shares of its Series A Preferred to Lechner IRA in exchange for $50,000 cash.

The Company's agreement with each of the Purchasers hereunder is a separate agreement and the sale of the Shares to each of the Purchasers is a separate sale.

SECTION 2
Closing Date; Delivery

  Closing Date.

    The closing of the purchase and sale of the Shares for the cash and property hereunder (the "Closing") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m., California time, on January 10, 2001 (the "Closing Date") or at such other time and place as shall be mutually agreed upon by the Company and the Purchasers.

  Delivery.

  At the Closing, the Purchasers shall deliver to the Company the cash and property as provided in Section 1.2 herein. The Company shall, promptly after the delivery of such cash and property, deliver to each Purchaser a certificate representing the Shares acquired and registered in the name of such Purchaser.

SECTION 3
Representations and Warranties of the Company

The Company hereby represents and warrants to Purchaser, except as set forth on the attached Schedule of Exceptions, as follows:

  Organization and Standing.

    The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not currently qualified to do business as a foreign corporation in any jurisdiction, except for California, and the failure to be so qualified will not have a material adverse affect on the Company's business as now conducted.

  Corporate Power.

    The Company has or will have at the Closing all requisite corporate power to execute and deliver this Agreement, the Technology Transfer Agreement, in substantially the form attached hereto as Exhibit B, the Investor Rights Agreement, in substantially the form attached hereto as Exhibit C (the "Investor Rights Agreement"), the Co-Sale Agreement, in substantially the form attached hereto as Exhibit D (the "Co-Sale Agreement), the Governance Agreement, in substantially the form attached as Exhibit E (the "Governance Agreement"), the Services Agreement, in substantially the form attached as Exhibit F (the "Services Agreement", the Share Exchange Agreement (the "Share Exchange Agreement") in substantially the form attached as Exhibit G, and together with this Agreement, the Technology Transfer Agreement, the Investor Rights Agreement, the Co-Sale Agreement, the Governance Agreement and the Share Exchange Agreement, the "Transaction Agreements"), to sell and issue the Shares being sold hereunder, to issue the Common Stock issuable upon conversion of such Shares and to carry out and perform its obligations under the Transaction Agreements.

  Subsidiaries.

    Other than its wholly-owned subsidiary Neurologic Gene Therapeutics, Inc., a California corporation, the Company has no subsidiaries or affiliated companies and does not otherwise control, directly or indirectly, or have any ownership interest in any other corporation, partnership, business trust, association or business entity.

  Capitalization.

    Immediately prior to the Closing and upon filing the Restated Certificate, the Company's authorized capital stock will consist of (a) 10,000,000 shares of Common Stock (the "Common Stock"), of which 2,522,355 shares have been issued as of the Closing and (b) 6,081,146 shares of Preferred Stock, all of which have been designated Series A Preferred Stock and none of which will be issued and outstanding prior to the Closing. All the aforesaid issued and outstanding shares are duly authorized, validly issued, fully paid and nonassessable and have been issued by the Company in compliance with applicable federal and state securities laws, and were not issued in violation of any preemptive rights. Concurrently with the Closing, the Company will issue 5,907,535 shares of the Series A Preferred to Cell Genesys, 156,250 shares of the Series A Preferred to the Shiley Family Trust, and 17,361 shares of the Series A Preferred to Lechner IRA. The Company has reserved 6,081,146 shares of Common Stock for issuance upon conversion of the Series A Preferred. The Company has reserved 1,300,000 shares of Common Stock for issuance to certain employees, consultants, or directors upon the exercise of options granted pursuant to the Company's option plan, of which options to purchase 250,000 shares of Common Stock are currently outstanding. The Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. Each of holders of outstanding NGT Common Stock has entered, or will enter, concurrently with the Closing, into a Stock Exchange Agreement with the Company in the form attached hereto as Exhibit G. Concurrently with the Closing, the Shiley Family Trust will transfer certain Subordinated Convertible Notes issued by NGT in favor of Shiley Family Trust (in the principal amount of $100,000 plus accrued interest) in exchange for Series A Preferred. Except as set forth above, there are no other authorized or outstanding subscription, warrant, option or other rights or commitments (including, without limitation, preemptive rights or rights of first refusal) to purchase or acquire from the Company any shares of any class of capital stock of the Company or securities convertible into exchangeable for such capital stock. The Company is under no duty to redeem or to repurchase any shares of any class or series of stock.

  Authorization.

    All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, each of the Transaction Agreements, and the consummation of the transactions contemplated herein and therein, and for the authorization, issuance and delivery of the Shares and of the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Closing. This Agreement and each of the Transaction Agreements is a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

  Business Plan.

    The Company has delivered to Purchaser its business plan dated June, 2000 (the "Business Plan"). The Business Plan and the financial projections contained therein were developed by the Company's management using their good faith best efforts and represent the Company's good faith view of its current and proposed business as of such date, although there can be no assurance that the Company will achieve any financial projection contained therein.

  Material Liabilities.

    The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except liabilities and obligations which have been incurred in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

  Business Condition.

    The Company has recently commenced operations and, since inception, has not:

    incurred any absolute or contingent material obligation by way of guaranty, endorsement, indemnity or warranty;
    suffered any damage, destruction or loss, whether or not covered by insurance, to any of its material assets;
    waived or compromised a material right or debt owed to it;
    made any loan to its employees, officers or directors, other than travel advances made in the ordinary course of business;
    entered into any contract or other arrangement relating to compensation of the Company's employees, officers or directors;
    declared or paid any dividend or other distribution of the assets of the Company;
    redeemed, repurchased, canceled, granted or issued or effected any other change to any of the capital stock of the Company or options to purchase the same; or
    entered into any agreement obligating the Company to make payments exceeding $10,000 in any fiscal year.
  Title to Properties and Assets; Liens, etc.

    The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge of any kind. All leases pursuant to which the Company leases real or personal property are valid and effective in accordance with their respective terms, and there exists no material default on the part of the Company under any thereof.

  Compliance with Other Instruments, No Conflict.

    The Company is not in breach or violation of any term of its Certificate of Incorporation or By-Laws, of any term or provision of any mortgage, deed of trust, indebtedness, indenture, contract, agreement, instrument, judgment or decree, or any order, statute, rule or regulation, in each case where such breach or violation would have a material adverse effect on the Company. No event or failure of performance has occurred that, with the passage of time or the giving of notice, would constitute such a breach or violation by the Company. The execution, delivery and performance of and compliance with of this Agreement and each of the Transaction Agreements by the Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any breach or violation of, or default under (any such event, a "Conflict") (i) any provision of the Company's Certificate of Incorporation, Restated Certificate and Bylaws, (ii) any lease, contract, agreement, indenture, mortgage, deed of trust or other instrument to which the Company is a party or by which its properties are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

  Litigation.

    There are no actions, suits, proceedings or investigations pending or threatened (nor to the Company's knowledge is there a reasonable basis therefor) to which the Company is a party or its property is subject, which might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or any of the Transaction Agreements, any action taken or to be taken in connection herewith or therewith. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit or proceeding has been instituted or is threatened by the Company.

  Registration Rights.

    Except as set forth in the Investor Rights Agreement, the Company is not under any contractual obligation to register any of its currently outstanding securities or any of its securities which hereafter may be issued.

  Certain Transactions.

    Neither the Company nor, to the Company's knowledge, any of its officers has any interest (other than as holders of less than 1% of the voting securities of a publicly-traded company), either directly or indirectly, in any entity that currently (i) provides any services or designs, produces or sells any products or product lines that are the same, similar to or competitive with any activity or business in which the Company is engaged or proposes to engage; (ii) is a supplier, customer, or creditor of the Company; or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary for the Company's business as currently conducted or proposed to be conducted. No employee, stockholder, officer or director of the Company, or their spouses or children, is indebted to the Company, nor is the company indebted to any of them.

  Intangible Property.

    The Company has taken all appropriate security measures to protect the secrecy, confidentiality and value of all trade secrets, know-how, inventions, designs, masks, processes and technical data required to conduct its business. The Company has all right, title and interest in and to all intangible property and technology or is able to obtain on reasonable terms all permits, licenses and other authority necessary for its business as currently conducted or proposed to be conducted. The Company is not infringing, and no infringement has been claimed regarding, any third party's patent, maskwork right, moral right, trademark, trade secret, trade name or copyright, and the Company has not received any notice of any claimed infringement. The Company owns and possesses or is licensed under all patents, patent applications, licenses, trademarks, service marks, trade names, inventions, processes and copyrights necessary for the operation of its business as currently conducted or proposed to be conducted. None of the Company's officers or employees has improperly used or is making improper use of any confidential information or trade secrets of others, including those of any former employer of such officer or employee. The Company is not aware of any violation by a third party of any of its patents, licenses, trademarks, trade names, service marks, copyrights, trade secrets or other proprietary rights.

  Employees; Confidential Information, and Invention Assignment Agreement.

    The Company does not have any collective bargaining agreements with any of its employees, and no labor union organizing activity is pending or threatened with respect to the Company. Each officer, employee and contractor of the Company who is now engaged or has been engaged in product development has entered into and executed an Employment, Confidential Information, and Invention Assignment Agreement in the form attached to this Agreement as Exhibit H or an employment or consulting agreement containing substantially similar terms. To the Company's knowledge, no employee is obligated under any agreement or judgment that would conflict with such employee's obligation to use his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted or proposed to be conducted. To the Company's knowledge, no employee is in violation of any term of any employment agreement, proprietary information agreement, non-competition agreement or any other agreement relating to such employee's relationship with any previous employer. To the Company's knowledge, neither the execution nor delivery of this Agreement and any of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

  Insurance.

    The Company has fire, casualty and liability insurance policies sufficient in amount to allow it to replace any of its tangible properties that might be damaged or destroyed and adequate to protect the Company and its financial condition against the risks involved in the business of the Company. The Company agrees to implement a "key man" insurance policy in the amount of $1,000,000 on the lives of each of Dr. Mark Tuszynski and its Chief Executive Officer, to be appointed after Closing.

  Contracts and Other Commitments.

    The Company is not a party to any:

    agreement for the purchase of fixed assets that involves an expenditure by the Company in excess of $10,000 or for the purchase of materials, supplies or equipment in excess of that amount;
    indenture, loan or credit agreement, note agreement, deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or evidencing indebtedness for borrowed money or subjecting any asset or property of the Company to any lien or evidencing any indebtedness;
    guaranty of any indebtedness;
    lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other person under which payments to such person exceed $l0,000 per year;
    lease or agreement under which the Company is lessor or permits any person to hold or operate any property, real or personal, owned or controlled by the Company; .
    license agreement, either as licensor or licensee that is material to the Company's business; or
    agreement or other commitment or arrangement with any person continuing for a period of more than three months from the Closing Date which involves an expenditure or receipt by the Company in excess of $10,000.
  Disclosure.

    The Company has fully provided Purchaser with all the information that Purchaser has requested for deciding whether to purchase the Shares. This Agreement with the Exhibits hereto and the Company's Business Plan, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading, except that with respect to the financial projections contained in the Company's Business Plan, the only representation and warranty is that such financial projections were developed by the Company's management using their good faith best efforts and represent the Company's good faith view of its current and proposed business as of the date of the Business Plan, although there can be no assurance that the Company will achieve any financial projection contained therein.

  Consents.

    No consent, approval, qualification, order or authorization of, or filing with, any governmental authority is required in connection with the Company's valid execution, delivery or performance of this Agreement and each of the Transaction Agreements, or the offer, sale or issuance of the Shares and the Common Stock issuable upon conversion thereof, or the consummation of any other transaction contemplated on the part of the Company hereby and thereby, except (a) the filing of the Restated Certificate with the Secretary of State of the State of Delaware prior to the Closing and (b) filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company covenants to complete within the required statutory period.

  Restrictions on Business Activities.

    There is no agreement (noncompetition or otherwise), commitment, judgment, injunction, order or decree to which the Company or any of its officers is a party or otherwise binding upon the Company or any of its officers that has or may have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, neither the Company nor any of its officers has entered into any agreement under which the Company is restricted from selling product or providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

  Offering.

    Subject to the truth and accuracy of Purchaser's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), and have been qualified (or are exempt from qualification) under all applicable state securities requirements.

  Tax Matters.

    The Company has timely and properly filed all returns, reports or similar statements with respect to any Tax required to have been filed and has paid all Taxes required to have been paid by it. "Tax" or "Taxes" means any federal, state, local or foreign income, property, sales, use, license, excise, franchise, employment, payroll, witholding, alternative or add-on minimum, ad valorem, transfer or excise tax or any other tax or other governmental charge, together with any interest or penalty and including any liability for the Taxes of another person.

(b) The Company agrees to take and defend the position on its tax returns that the issuance of Series A Preferred Stock to the Purchasers in exchange for cash and property, and the issuance of Common Stock to the NGT Shareholders in exchange for the NGT Shares, taken together, qualifies as a tax- free exchange under Code Section 351 and that none of the stock consideration issued to the Purchasers will be paid or issued other than in exchange for property. The Company will timely file the information required by Treasury Regulation Section 1.351-3 with its income tax return for the year in which the transactions contemplated by this Agreement occur and will comply with the record keeping requirements of Treasury Regulation Section 1.351-3. The Company represents that it (i) has no plan or intention to terminate the existence of the Company or to dispose of the assets contributed to the Company, except in the ordinary course of business; (ii) the Purchasers and the NGT Shareholders shall, taken together, hold at least 80% of the voting stock of the Company and at least 80% of each class of nonvoting stock, if any, after the completion of the transactions contemplated by this Agreement; (iii) the Company has no plan or intention to reacquire any stock to be issued in the transactions contemplated by this Agreement; and (iv) the Company will not knowingly cause any action to be taken that will prevent the stock issuances contemplated by this Agreement from qualifying as a tax-free exchange under section 351(a) of the Code.

SECTION 4
Investment Representations and Covenants of the Purchaser

Each Purchaser hereby represents, warrants and covenants to the Company, severally and not jointly, with respect to its purchase of the Shares as follows:

  Investment Representations and Covenants of the Purchaser.

    Purchaser understands that the Shares (and the Common Stock issuable upon conversion of the Shares) have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of Purchaser contained herein.
    Purchaser is acquiring the Shares (and the Common Stock issuable upon conversion of the Shares) for Purchaser's own account for investment and not as a nominee and not with a view to the distribution thereof. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares or such Common Stock are registered pursuant to the Act, or an exemption from such registration is available, and that the Company has no obligation to register the Shares or such Common Stock (except as may be provided in the Investor Rights Agreement between the Company and the Purchaser to be executed and delivered at Closing). Purchaser further understands that there is no assurance that any exemption from the Act will be available or, if available, that such exemption will allow Purchaser to dispose of or otherwise transfer any or all of the Shares or such Common Stock under the circumstances, in the amounts or at the times Purchaser might propose.
    By reason of Purchaser's business or financial experience, Purchaser has the capacity to protect Purchaser's own interests in connection with the purchase of the Shares hereunder and has the ability to bear the economic risk (including the risk of total loss) of Purchaser's investment.
    Purchaser further covenants that Purchaser will not make any sale, transfer or other disposition of the Shares or such Common Stock in violation of the Act, the Securities and Exchange Act of 1934, or the rules of the Commission promulgated thereunder.
    Purchaser covenants that, in the absence of an effective registration statement covering the Shares and the Common Stock issued on conversion thereof, it will sell, transfer, or otherwise dispose of the Shares and any Common Stock issued on conversion thereof only in a manner consistent with its representations and covenants set forth in this Section 4. In connection therewith, Purchaser acknowledges that the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this Section 4 and shall transfer such shares on the books of the Company only to the extent not inconsistent therewith.
    Purchaser represents that it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.
  No Public Market.

    Purchaser understands that no public market now exists for any of the securities issued by the Company.

  Domicile.

    Purchaser is domiciled in the state of California.

  Authorization.

    Purchaser has the full power and authority to execute, enter into, deliver and carry out the terms and conditions of this Agreement, each of the Transaction Agreements to be executed and delivered by Purchaser, and all other agreements and instruments contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. Such Agreements, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief and other equitable remedies.

  Tax Matters.

  Purchaser agrees to take and defend the position on its tax returns that the issuance of Series A Preferred Stock to the Purchasers in exchange for cash and property, and the issuance of Common Stock to the NGT Shareholders in exchange for the NGT Shares, taken together, qualifies as a tax- free exchange under Code Section 351 and that none of the stock consideration issued to the Purchasers will be paid or issued other than in exchange for property. Purchaser will timely file the information required by Treasury Regulation Section 1.351-3 with its income tax return for the year in which the transactions contemplated by this Agreement occur and will comply with the record keeping requirements of Treasury Regulation Section 1.351-3. Purchaser represents that it (i) knows of no plan or intention to terminate the existence of the Company or to dispose of the assets contributed to the Company, except in the ordinary course of business; (ii) has no plan to dispose of the Company stock issued in the transactions contemplated by this Agreement; and (iii) will not knowingly cause any action to be taken that will prevent the stock issuances contemplated by this Agreement from qualifying as a tax-free exchange under Section 351(a) of the Code.

SECTION 5
Conditions to Closing of the Purchaser

Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

  Authorizations.

    The Company shall have obtained all consents, permits and waivers necessary or appropriate on the part of the Company for the consummation of the transactions contemplated by this Agreement and each of the Transaction Agreements. Except for the notices required to be filed after the Closing with certain federal and state securities commissions, which notices the Company will file on a timely basis, the Company shall have obtained all approvals, authorizations or permits, if any, of any federal or state governmental authority or regulatory body that are required on the part of the Company in connection with the lawful issuance and sale of the Shares pursuant to this Agreement and the Common Stock issuable upon the conversion of the Shares.

  Representations and Warranties Correct.

    The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects when made and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

  Performance.

    All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all respects.

  Certificate.

    The Company shall have delivered to the Purchaser a certificate, executed by the Chief Executive Officer of the Company and dated as of the Closing Date certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2 and 5.3 herein.

  Proceedings and Documents.

    All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser, including the execution of each of the Transaction Agreements.

  Restated Certificate.

  The Restated Certificate shall have been filed with the Delaware Secretary of State prior to the Closing.

SECTION 6
Conditions to Closing of the Company

The Company's obligation to sell the Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

  Representations.

    The representations made by the Purchaser pursuant to Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date.

  Authorizations.

  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

SECTION 7
Miscellaneous

  Governing Law.

    This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California, excluding that body of law pertaining to conflicts of law.

  Survival.

    The representations, warranties, covenants and agreements made herein shall survive (i) any investigation made by the Purchasers or the Company and (ii) the Closing.

  Successors and Assigns.

    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of a Purchaser to purchase Shares shall not be assignable without the consent of the Company.

  Entire Agreement; Amendment.

    This Agreement (including all exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

  Notices, etc.

    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to a Purchaser, as indicated on the signature page, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares or any Common Stock issued upon conversion of Shares, at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the end of this Agreement or at such other address as the Company shall have furnished to the Purchasers.

  Rights; Separability.

    In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

  Finders Fee.

    Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

  Fees.

    The Company shall bear its own expenses and legal fees incurred on its behalf and the reasonable expenses and legal fees incurred for one counsel to the Purchaser and all other purchasers of the Series A Preferred with respect to this Agreement and the transactions contemplated hereby.

  Titles and Subtitles.

    The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

  Counterparts.

  This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

"COMPANY"

CEREGENE, INC.

By:

Name: Floyd Harmon

Address: 3032 Castle Street
Los Angeles, CA 90039

"PURCHASERS"

CELL GENESYS, INC.

By:

Name: Stephen A. Sherwin

President and Chief Executive Officer

Address: 342 Lakeside Drive
Foster City, CA 94404

DONALD PEARCE SHILEY AS TRUSTEE OF THE SHILEY FAMILY TRUST (TRUST B) DTD JULY 14, 1972

By:___________________________
Name:_____________________________
Title:_____________________________

MORGAN STANLEY DEAN WITTER CUSTODIAN FOR IRA M. LECHNER IRA ROLLOVER 7-30-98

By:___________________________
Name:_____________________________
Title:_____________________________